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                                Exhibit No. 10.1
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                   [LETTERHEAD OF HOPE PLAYER APPEARS HERE]


March 26, 1997



Mr. Richard Sayers
Magee, Foster, Goldstein & Sayers
P.O. Box 404
Roanoke, Virginia 24003-0404

Dear Mr. Sayers:

This letter is to authorize you to include the audited financial statements for Genesis Financial Group, Inc. as of December 31, 1996 and 1995 and for the years then ended and the audited financial statements of Mr. Car Man, Inc. as of December 31, 1995 and complied financial statements as of December 31, 1996 and for the years then ended in the securities registration statements for Genesis Financial Group, Inc. for $6 million in notes and $1.5 million in contracts.

If you should need any additional information, please do not hesitate to contact me.

Sincerely,

HOPE PLAYER AND ASSOCIATES, P.C.

/s/ W. HOPE PLAYER

W. Hope Player, CPA, CFP